Exhibit 99.1

Contact:	Joyce Watts
ImageWare Systems, Inc.
858-673-8600, ext. 133
jwatts@iwsinc.com

For Immediate Release

AMERICAN STOCK EXCHANGE NOTIFIES IMAGEWARE THAT IT IS NONCOMPLIANT WITH LISTING STANDARDS

- Company Will Submit Plan to Regain Compliance -

SAN DIEGO, CA, June 2, 2006 - ImageWare Systems, Inc. (AMEX: IW) has received notice from The American Stock Exchange (AMEX) that AMEX has determined that the company is not in compliance with certain conditions of the continued listing standards of the AMEX. Specifically, AMEX noted that the company’s shareholder’s equity was less than $4,000,000 and losses from continuing operations were incurred in three of the last four fiscal years, and that shareholder’s equity was less than $6,000,000 and losses from continuing operations were incurred in the last five fiscal years.

In addition, AMEX indicated that we are not in compliance with Section 1003(a)(iv) of the AMEX Company Guide relating to financial condition and operating results, and therefore do not meet the Exchange’s continued listing standards. The notice is based on a review by the AMEX of ImageWare’s Form 10-KSB for the year ended December 31, 2005, which includes a going concern qualification to the audit opinion.

To maintain an AMEX listing, we must submit a plan by June 29, 2006 which demonstrates to AMEX that the company will be back in compliance with the continued listing standards within a maximum of 18 months from the date of notification by AMEX. We are taking steps to prepare and submit a plan to AMEX on or before June 29, 2006, of actions taken and to be taken to bring our company into compliance with the listing standards within 18 months.

The Listings Qualifications Department of AMEX will evaluate our plan and determine whether we have made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards within 18 months. If AMEX accepts our plan, we may be able to continue our listing during the plan period, during which time we will be subject to periodic review to determine if we are making progress consistent with the plan. If AMEX does not accept our plan, we do not submit a plan, we fail to make progress consistent with our plan, or we are not in compliance by the end of the 18 month period, AMEX may initiate delisting proceedings with respect to our Common Stock. Under AMEX rules, we have the right to appeal any determination by AMEX to initiate delisting proceedings.

About ImageWare Systems, Inc.

ImageWare Systems, Inc. (AMEX:IW) is a leading developer and provider of identity management solutions, providing biometric, secure credential, law enforcement and digital imaging technologies. Scalable for worldwide deployment, the Company’s biometric product line includes a multi-biometric engine that is hardware and algorithm independent, enabling the enrollment and management of unlimited population sizes. ImageWare’s identification products are used to manage and issue secure credentials including national IDs, passports, driver licenses, smart cards and access control credentials. ImageWare’s digital booking products provide law enforcement with integrated mug shot, fingerprint Livescan and investigative capabilities. The Company also provides comprehensive digital workflow solutions for the professional photography industry. ImageWare is headquartered in San Diego, with offices in Washington DC and Canada. For more information visit www.iwsinc.com.

Safe Harbor Statement

This news release may contain forward-looking statements made pursuant to the “safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995.  While these statements are meant to convey to the public the company’s progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management’s opinion.  While management believes such representation to be true and accurate based on the information available to the company, actual results may differ materially from those described. The company’s operations and business prospects are always subject to risks and uncertainties.  Important facts that may cause actual results to differ are set forth in the company’s periodic filings with the U.S. Securities and Exchange Commission.

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